Exhibit 23(b)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 23, 2009, relating to the consolidated financial statements of Huntington Bancshares Incorporated, and the effectiveness of Huntington Bancshares Incorporated’s internal control over financial reporting, incorporated by reference in the Annual Report on Form 10-K of Huntington Bancshares Incorporated for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP
Columbus, Ohio
March 30, 2009